UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2017

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Crosby Street New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.                Other Events.

On October 18, 2017, Blue Apron Holdings, Inc. (the “Company”) implemented a company-wide realignment of personnel to support its strategic priorities.  This realignment resulted in a reduction of approximately 6% of the Company’s total workforce across both the Company’s corporate offices and fulfillment centers.

As a result of the realignment, the Company expects to incur approximately $3.5 million in employee-related expenses, primarily consisting of severance payments, substantially all of which will result in cash expenditures.  The Company expects to incur such expenses during the fourth quarter of 2017.

On October 18, 2017, Matthew Salzberg, Chief Executive Officer of the Company, sent a letter to employees of the Company with respect to the realignment, the full text of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Letter from Matthew Salzberg, Chief Executive Officer, to Company Employees, dated October 18, 2017.

Forward Looking Statements

This Form 8-K includes statements concerning the Company and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions.  Forward-looking statements in this Form 8-K include, but are not limited to, estimates of employee headcount reductions, expenditures that may be made or costs that may be incurred by the Company in connection with the realignment, and the Company’s expectations regarding its profitability and future growth. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the Company’s possible changes in the size and components of the expected costs and charges associated with the realignment; risks associated with the Company’s ability to achieve the benefits of the realignment; the Company’s ability to execute on its strategic priorities of growth and profitability; its ability to achieve future revenue growth and manage future growth effectively and the risks more fully described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the U.S. Securities and Exchange Commission.  The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof.  The Company assumes no obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or otherwise.

EXHIBIT INDEX

Exhibit	Description

99.1	Letter from Matthew Salzberg, Chief Executive Officer, to Company Employees, dated October 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: October 18, 2017	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
General Counsel and Secretary